UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road, Union City, California (Address of Principal Executive Offices)		94587 (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Determination of 2007 Cash Bonuses for Executive Officers
On February 28, 2008, the Board of Directors of Questcor Pharmaceuticals, Inc. (the “Company”), based on the recommendation of the Board’s Compensation Committee, approved the 2007 cash bonuses for the Company’s executive officers. The 2007 cash bonuses were determined based on the executive officer’s level of satisfaction of the management performance objectives established and tailored for such executive officer by the Company’s Compensation Committee for the Company’s 2007 fiscal year. The table below sets forth the cash bonuses for the following executive officers:

Name	Title	2007 Cash Bonus
Don M. Bailey	President and Chief Executive Officer	$500,000

Stephen L. Cartt	Executive Vice President, Commercial Development	$390,747

Steven Halladay, Ph.D.	Senior Vice President, Clinical and Regulatory Affairs	$92,400

David J. Medeiros	Senior Vice President, Pharmaceutical Operations	$229,860

George M. Stuart	Senior Vice President, Finance and Chief Financial Officer	$131,259

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2008	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ George Stuart
George Stuart
Senior Vice President, Finance, and Chief Financial Officer